As filed with the Securities and Exchange Commission on November 24, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WGL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	52-2210912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Constitution Avenue, NW

Washington, D.C. 20080

(703) 750-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leslie T. Thornton

Senior Vice President, General Counsel and Corporate Secretary

WGL Holdings, Inc.

101 Constitution Avenue, NW

Washington, D.C. 20080

(202) 624-6720

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Lynn, Esq. Morrison & Foerster LLP 2000 Pennsylvania Avenue, NW Suite 6000 Washington, D.C. 20006 (202) 887-1500	Dee Ann Dorsey, Esq. Hunton & Williams LLP 200 Park Avenue 52nd Floor New York, NY 10166-0136 (212) 309-1000

Approximate date of commencement of proposed sale to the public:

From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	An indeterminate aggregate initial offering price and unspecified amount of common stock is being registered as may from time to time be offered at indeterminate prices.
(2)	Omitted pursuant to General Instruction II.E of Form S-3 under the Securities Act of 1933, as amended, or the Securities Act.
(3)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

WGL Holdings, Inc.

Common Stock

We may, from time to time, offer to sell shares of our common stock, no par value per share, in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to our common stock. We will provide specific terms and conditions of any offering of our common stock in prospectus supplements to this prospectus.

We may offer and sell our common stock to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or part, any proposed purchase of securities. A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our common stock, the amount of common stock to be purchased by them, and the compensation they will receive. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of our common stock.

WGL Holdings, Inc.’s common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “WGL.”

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. YOU SHOULD CONSIDER THE RISK FACTORS DESCRIBED ON PAGE 1 UNDER “RISK FACTORS” HEREIN AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS WE INCORPORATE BY REFERENCE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings the securities described in this prospectus.

This prospectus provides you with a general description of the common stock that we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including, but not limited to, the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of the offering. Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

References in this prospectus to “WGL Holdings,” “we,” “us” and “our” and all similar references are to WGL Holdings, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the “Description of Common Stock” section of this prospectus, references to “we,” “us” and “our” are to WGL Holdings, Inc. (parent company only) and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports and other information with the SEC. We file annual, quarterly and current reports, proxy statements and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. In addition, you may read and copy our SEC filings at the office of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Upon written or oral request, we will provide copies of the foregoing reports without cost to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

WGL Holdings, Inc.

Investor Relations

101 Constitution Avenue, N.W.

Washington, DC 20080

(202) 624-6129

We also make available free of charge on our Internet website at www.wglholdings.com our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, proxy statements on Schedule 14A, any amendments to those reports, and other information filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any filings that we make with the SEC.

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement.Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and, where the contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet website listed above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC into this prospectus. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, after the date of this prospectus and before the date that the offering of our common stock by means of this prospectus is terminated, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may supersede information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01 on any current report on Form 8-K, unless specifically stated otherwise), including all such documents we may file with the SEC, until the offering under this registration statement is terminated:

•	our annual report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on November 19, 2015;

•	our definitive proxy statement on Schedule 14A, filed with the SEC on January 22, 2015; and

•	description of the common stock of WGL Holdings contained in the registration statement on Form 8-A12B dated and filed with the SEC on October 6, 2000, including any amendments or reports filed with the SEC for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information in this prospectus or any supplement hereto or any information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of each document.

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus and the documents that are incorporated by reference herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of the date of this prospectus, and we assume no duty to update them. Factors that could cause actual results to differ materially from forward-looking statements or historical performance include those discussed in Item 1A. “Risk Factors” in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2015, our quarterly reports on Form 10-Q and other reports and information that we file with the SEC, as the same may be updated from time to time by our future filings under the Exchange Act. The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	the level and rate at which we incur costs and expenses, and the extent to which we are allowed to recover from customers, through the regulatory process, such costs and expenses relating to constructing, operating and maintaining Washington Gas Light Company’s (Washington Gas) distribution system;

•	the availability of natural gas and electricity supply, interstate pipeline transportation and storage capacity;

•	factors beyond our control that affect the ability of natural gas producers, pipeline gatherers and natural gas processors to deliver natural gas into interstate pipelines for delivery to the entrance points of Washington Gas’ distribution system;

•	security breaches of our information technology infrastructure, including cyber attacks and cyber-terrorism;

•	leaks, mechanical problems, incidents or other operational issues in our natural gas distribution system, including the effectiveness of our efforts to mitigate the effects of receiving low-HHC natural gas;

•	changes and developments in economic, competitive, political and regulatory conditions;

•	unusual weather conditions and changes in natural gas consumption patterns;

•	changes in energy commodity market conditions, including the relative prices of alternative forms of energy such as electricity, fuel oil and propane;

•	changes in the value of derivative contracts and the availability of suitable counterparties;

•	changes in our credit ratings, disruptions in credit market and equity capital market conditions or other factors that may affect our access to and cost of capital;

•	factors affecting the timing of construction and the effective operation of pipelines in which we have invested;

•	the creditworthiness of customers, suppliers and derivatives counterparties;

•	changes in laws and regulations, including tax, environmental, pipeline integrity and employment laws and regulations;

•	legislative, regulatory and judicial mandates or decisions affecting our business operations;

•	the timing and success of business and product development efforts and technological improvements;

•	the level of demand from government agencies and the private sector for commercial energy systems, and delays in federal government budget appropriations;

•	the pace of deregulation of energy markets and the availability of other competitive alternatives to our products and services;

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•	changes in accounting principles;

•	our ability to manage the outsourcing of several business processes, including the transition of certain processes to new third party vendors;

•	strikes or work stoppages by unionized employees;

•	acts of nature and catastrophic events, including terrorist acts; and

•	decisions made by management and co-investors in non-controlled investees.

All such factors are difficult to predict accurately and are generally beyond the direct control of WGL Holdings. Readers are urged to use care and consider the risks, uncertainties, and other factors that could affect our business operations.

WGL HOLDINGS, INC.

WGL Holdings was established on November 1, 2000 as a Virginia corporation. Through our wholly owned subsidiaries, we sell and deliver natural gas and provide energy-related products and services to customers primarily in the District of Columbia and the surrounding metropolitan areas in Maryland and Virginia, although our non-utility segments provide various energy services across the United States. WGL Holdings promotes the efficient use of clean natural gas and renewable energy to improve the environment for the benefit of customers, investors, employees, and the communities it serves. WGL Holdings owns all of the shares of common stock of Washington Gas, Washington Gas Resources Corp., Hampshire Gas Company and Crab Run Gas Company. Washington Gas Resources Corp. owns four unregulated subsidiaries that include WGL Energy Services, Inc., WGL Energy Systems, Inc., WGL Midstream, Inc. and WGSW, Inc.

Our principal executive offices are located at 101 Constitution Avenue, NW, Washington, D.C. 20080, and our telephone number is (703) 750-2000. We maintain a website located at www.wglholdings.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. Before making a decision to invest in our common stock, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the information included in, or incorporated by reference into, this prospectus, including the “Risk Factors” described in Item 1A. of our most recent annual report on Form 10-K for the fiscal year ended September 30, 2015, filed on November 19, 2015, and the other reports and information we file with the SEC, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our funds for general corporate purposes and may be used to:

•	meet our working capital requirements;

•	fund possible acquisitions of, or investments in, businesses and assets;

•	fund capital expenditures;

•	repay, refinance or retire debt;

•	invest in our subsidiaries (including, without limitation, capital contributions to Washington Gas); and

•	reimburse funds expended for any of those purposes.

Until the net proceeds from the sale of the offered securities have been used, we may invest them temporarily in interest-bearing obligations.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms of our common stock does not purport to be complete. For a complete description, we refer you to the laws of the Commonwealth of Virginia and to our articles of incorporation and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our articles of incorporation and bylaws, each of which is incorporated herein by reference. See “Where You Can Find More Information” for information on how to obtain documents from us, including our articles of incorporation and bylaws.

General

WGL Holdings is authorized to issue up to 123,000,000 shares of capital stock, consisting of 120,000,000 shares of common stock, no par value per share, and 3,000,000 shares of preferred stock, no par value per share. As of October 31, 2015, we had 49,831,775 shares of our common stock issued and outstanding. No shares of WGL Holdings preferred stock are currently issued and outstanding. Under Virginia law, shareholders generally are not liable for a corporation’s debts or obligations.

Dividend Rights

Subject to the limitations, if any, specified with respect to any outstanding preferred stock, or any series thereof, holders of our common stock are entitled to receive dividends out of any funds legally available therefor, when and as declared by our board of directors.

Liquidation and Dissolution

Subject to the limitations, if any, specified with respect to any outstanding preferred stock, or any series thereof, in the event of any dissolution, liquidation or winding up of WGL Holdings, whether voluntary or involuntary, holders of our common stock are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common stock.

Voting Rights of Common Stock

The holders of our common stock have exclusive voting powers, except as expressly provided for under Virginia law, and except as and to the extent otherwise specified with respect to any outstanding preferred stock, or any series thereof. Each holder of our common stock is entitled to one (1) vote for each of share of common stock standing in the name of the holder on the records of WGL Holdings on all matters submitted for action by our shareholders. There is no provision for cumulative voting in the election of directors.

Other Rights

The holders of common stock have no preemptive or conversion rights and our common stock is not subject to any redemption or sinking fund provisions. Our outstanding common stock is fully paid and non-assessable.

Listing

Our common stock is listed on the NYSE under the symbol “WGL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Possible Anti-takeover Effects of Our Articles of Incorporation and Bylaws and Virginia Law

It is not the intent of our board of directors to discourage legitimate offers to enhance shareholder value. Provisions of our articles of incorporation or bylaws, however, may have the effect of discouraging unilateral tender offers or other attempts to acquire the business of WGL Holdings. The following is a list of certain of those provisions:

•	director nominations by shareholders generally must be made at least 60 days prior to the date of the shareholders meeting;

•	vacancies on our board of directors may be filled by a majority of the remaining directors then in office, even if less than a quorum; and

•	business combinations may require the affirmative vote of the holders of at least 80% of the outstanding voting shares.

These provisions might discourage a potentially interested purchaser from attempting a unilateral takeover bid for WGL Holdings on terms that some shareholders might favor. If they discourage potential takeover bids, these provisions might limit the opportunity for shareholders of WGL Holdings to sell their shares at a premium.

Our bylaws also include provisions setting forth specific conditions and restrictions under which business may be transacted at meetings of shareholders. For example, only such business will be conducted at a meeting as is:

•	specified in the notice of meeting;

•	otherwise brought before the meeting by or at the direction of our board of directors; or

•	brought before the meeting by a shareholder of record who provided notice in writing to the Secretary prior to the meeting, with the number of days’ required advance notice specified in our bylaws depending on several factors.

These provisions may create an anti-takeover effect by placing restrictions on the content of the issues to be discussed at a shareholder meeting.

In addition, the issuance of authorized but unissued shares of common or preferred stock of WGL Holdings may have an anti-takeover effect. These shares might be issued by our board of directors without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction, for example by diluting voting or other rights of the proposed acquiror. In this regard, our articles of incorporation grants our board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert the stock into shares of our common stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change of control, or to exercise other rights designed to impede a takeover.

Shareholder Protection Statutes under Virginia Law

Affiliated Transactions. Under the affiliated transactions provisions of the Virginia Stock Corporation Act, a material acquisition transaction between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares, or an interested shareholder, must be approved by the holders of at least two-thirds of the voting shares not beneficially owned by the interested shareholder. Affiliated transactions subject to this approval requirement include, among others, mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by an interested shareholder by more than five percent. In addition, for three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with such interested shareholder without the approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. These affiliated transactions provisions do not apply if a majority of disinterested directors approves the acquisition of shares that results in the holder becoming an interested shareholder or if the fair market value of consideration exceeds certain thresholds and certain other requirements are met. Virginia law permits corporations to opt out of the affiliated transactions provisions. We have not opted out of the Virginia affiliated transaction statute.

Control Share Acquisitions. Under the control share acquisitions provisions of the Virginia Stock Corporation Act, shares acquired in an acquisition that would cause an acquiror’s voting strength to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights unless (1) those rights are granted by a majority vote of all outstanding shares other than those held by the acquiror or any officer or employee director of the corporation or (2) the articles of incorporation or bylaws of the corporation provide that the provisions of the control share acquisitions provisions do not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. We have not opted out of the Virginia control share acquisitions statute.

Shareholder Action by Unanimous Consent

Virginia law provides that, unless provided otherwise in a Virginia corporation’s articles of incorporation, any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action. Our articles of incorporation do not include a provision that permits shareholders to take action without a meeting other than by unanimous written consent.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

The securities offered pursuant to this prospectus may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; (vi) sales in connection with forward sale, option or other types of agreements with third parties; and (vii) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the validity of the common stock offered hereby will be passed upon for us by Leslie T. Thornton,  Esq., our Senior Vice President, General Counsel and Corporate Secretary.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

COMMON STOCK

PROSPECTUS

November 24, 2015

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee and FINRA filing fee are estimated. The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder.

Item	Amount
Registration Fee		*
Printing Expenses	*	*
Transfer Agent Fees and Expenses	*	*
Legal Fees and Expenses	*	*
Accounting Fees	*	*
FINRA Filing Fee	*	*
Blue Sky Expenses	*	*
Other	*	*
Total	*	*

*	The registrant is registering an indeterminate amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Our articles of incorporation provide that the company shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person in connection with civil, criminal, administrative or investigative action or proceedings because he or she was a director or officer of the company. The articles of incorporation further provide for the limitation or elimination of any liability of an officer or director for monetary damages to the company or its shareholders to the full extent permitted under the laws of the Commonwealth of Virginia as currently in effect or as hereafter amended.

Our bylaws provide for indemnification of officers and directors against expenses, judgments, fines or amounts paid in settlement in connection with actions, suits or proceedings by reason of being an officer or director, except in relation to matters as to which the person is finally adjudged to have knowingly violated the criminal law or be liable for willful misconduct in the performance of the person’s duty to the company.

We carry a policy of insurance which, among other things, provides for payment to the company of sums expended pursuant to our bylaws regarding indemnification for liability of officers and directors.

Item 16.	Exhibits.

The Exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized to sign, in the City of Washington, District of Columbia, on the 24th day of November, 2015.

WGL HOLDINGS, INC.

By:	/s/ Vincent L. Ammann, Jr.
Vincent L. Ammann, Jr. (Senior Vice President and Chief Financial Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Terry D. McCallister or Vincent L. Ammann, Jr. and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date

/s/ Terry D. McCallister (Terry D. McCallister)	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	November 24, 2015

/s/ Vincent L. Ammann, Jr. (Vincent L. Ammann, Jr.)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 24, 2015

/s/ William R. Ford (William R. Ford)	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 24, 2015

/s/ Michael D. Barnes (Michael D. Barnes)	Director	November 24, 2015

/s/ Stephen C. Beasley (Stephen C. Beasley)	Director	November 24, 2015

/s/ George P. Clancy, Jr. (George P. Clancy, Jr.)	Director	November 24, 2015

Names	Title	Date

/s/ James W. Dyke, Jr. (James W. Dyke, Jr.)	Director	November 24, 2015

/s/ Nancy C. Floyd (Nancy C. Floyd)	Director	November 24, 2015

/s/ Linda R. Gooden (Linda R. Gooden)	Director	November 24, 2015

/s/ James F. Lafond (James F. Lafond)	Director	November 24, 2015

/s/ Debra L. Lee (Debra L. Lee)	Director	November 24, 2015

/s/ Dale S. Rosenthal (Dale S. Rosenthal)	Director	November 24, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1**	Form of Underwriting Agreement or Equity Distribution Agreement.

4.1	Articles of Incorporation of WGL Holdings Inc. (Incorporated by reference to Exhibit 3(a) to registration statement on Form S-4 of the registrant (Reg. No. 333-96017 filed on February 2, 2000)).

4.2	Bylaws of WGL Holdings, Inc., as amended (Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on March 7, 2013).

5.1*	Opinion of Leslie T. Thornton, Esquire.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Leslie T. Thornton, Esquire (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the Signature Page of this registration statement).

*	Filed herewith.
**	To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K in reference to the specific offering of securities, if any, to which it relates, and incorporated herein by reference.